                                                       Exhibit 1



                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT, made and entered into as of February 23, 1999, by and among Donald G. McLellan, Trustee (hereinafter referred to as the "Buyer") and the Holders of the Company's Series B Preferred Stock set forth on the signature page hereof (the "Holders") (hereinafter together referred to as the "Sellers").

                             W I T N E S S E T H:

     WHEREAS, the Sellers own all of the outstanding shares of Series B Preferred Stock, par value $0.0001 (hereinafter referred to as the "Shares") of VOXCOM HOLDINGS, INC., a Nevada corporation (hereinafter referred to as the "Company"); and

     WHEREAS, the Sellers desire to sell the Shares to Buyer and Buyer desires to purchase the Shares on the terms and subject to the conditions set forth herein;

     NOW THEREFORE, in consideration of the premises and the mutual covenants set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto do hereby agree as follows:

                                      I.

                          PURCHASE AND SALE OF SHARES

     SECTION 1.01   Purchase and Sale of Shares.  Subject to the terms and
                    ---------------------------
conditions set forth herein, effective the date on which all transactions described herein are completed and closed (the "Closing Date") Seller shall sell to the Buyer, and the Buyer shall purchase from Seller the Shares. Seller shall transfer all of its right, title, and interest in and to the Shares being conveyed by it to Buyer free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against the Shares.

     SECTION 1.02   Purchase Price.  The purchase price of the Shares
                    --------------
(hereinafter referred to as the "Purchase Price") shall be the sum of $3,792,000 plus the payment of accumulated dividends to the date of Closing.

     SECTION 1.03   Waiver.  Sellers hereby waive any right to convert the
                    ------
Shares into the Common Stock of the Company and agree to deliver the Shares in full at the Closing.

     SECTION 1.04   Assignment.  Sellers also hereby assign and convey to Buyer
                    ----------
all rights they
have under the Company registration statement on Form SB-2 covering the resale of the Company's common stock.

                                      II.

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     SECTION 2.01   Brokers.  Sellers have not made any agreement or arrangement
                    -------
which would result in any broker, finder, agent or other person or entity having any claim for any fee, commission, or payment against Buyer or the Company in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 2.02   Ownership of Shares.  Sellers are the record and beneficial
                    -------------------
owners of all of the Shares and have good and valid title to such Shares free and clear of any lien, security interest, or other encumbrance of any nature and free of any claim by any person or entity to or against such Shares. Such Shares are not subject to any option, right, proxy, voting agreement, voting trust, or any other agreement, understanding, or arrangement affecting the Shares.

     SECTION 2.03   Authorization, etc.  Sellers have the power, authority, and
                    ------------------
capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly executed and delivered by Sellers.

     SECTION 2.04   No Consent Required.  No consent, approval, order or
                    -------------------
authorization of, or registration, declaration or filing with any governmental or public body or authority or other party on the part of Sellers is required for such Sellers to execute and deliver this Agreement and perform their obligations hereunder.


                                     III.

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to, and agrees with, the Sellers as follows:

     SECTION 3.01   Brokers.  Buyer has not made any agreement or arrangement
                    -------
which would result in any broker, finder, agent or other person or entity having any claim for any fee, commission, or payment against any Seller in connection with the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 3.02   Authorization, etc.  Buyer has the power, authority, and
                    ------------------
capacity to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly executed and delivered by Buyer.

     SECTION 3.03   No Consent Required.  No consent, approval, order or
                    -------------------
authorization of, or registration, declaration or filing with any governmental or public body or authority is required for Buyer to execute and deliver this Agreement and perform its obligations hereunder.

                                      IV.

                                INDEMNIFICATION

     SECTION 4.01   Buyer's Claims.  The Sellers shall indemnify and hold
                    --------------
harmless Buyer, its successors and assigns, and their respective officers, directors, employees, shareholders, agents, and affiliates against any and all damages, claims, losses, liabilities, and expenses actually incurred by Buyer, including, without limitation, legal, accounting, and other expenses, which may arise out of any breach of any of the representations or warranties made in this Agreement by the Sellers (hereinafter referred to as a "Claim" or "Claims").

     SECTION 4.02   Sellers' Claim.  Buyer shall indemnify and hold harmless
                    --------------
each Seller and its assigns, agents, and affiliates against any and all damages, claims, losses, liabilities and expenses, including without limitation, legal accounting, and other expenses actually incurred by Sellers, which may arise out of any breach of any of the representations or warranties made in this Agreement by Buyer, and for any liabilities or obligations of the Company now existing or arising hereafter.

                                      V.

                               OTHER AGREEMENTS

     SECTION 5.01   Operations.  From the date hereof until the Closing, Sellers
                    ----------
shall take no action involving the Company without the knowledge and consent of Buyer, including, without limitation, any conversion of the Shares.

     SECTION 5.02   Future Assistance.  Each party hereto shall assist the
                    -----------------
others in fulfilling the intent and purposes of this Agreement and shall take all such further action as shall be reasonably necessary to effectively convey the Shares to Buyer and allow for the timely reporting of the transaction to all governmental and taxing authorities.

                                      VI.

                                 MISCELLANEOUS

     SECTION 6.01   Expenses.  Each party hereto will pay its own expenses in
                    --------
connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, and the Seller shall not charge any such expenses to the Company.

     SECTION 6.02   Survival of Agreements.  All covenants, agreements,
                    ----------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement and the sale and delivery of the Shares pursuant hereto.

     SECTION 6.03   Certain Rules of Interpretation.  Any information disclosed
                    -------------------------------
in any schedule attached hereto or any certificate furnished in connection herewith shall be deemed disclosed wherever otherwise required, and for all purposes, under this Agreement, whether or not specific reference was made thereto. Inclusion of any information in a schedule or exhibit shall not be deemed an admission as to the materiality of such information or otherwise alter or affect the provisions of the representation or warranty to which the schedule or exhibit relates.

     SECTION 6.04   Parties in Interest.  All covenants and agreements contained
                    -------------------
in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     SECTION 6.05   LAW GOVERNING.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                    -------------
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEVADA.

     SECTION 6.06   Entire Agreement.  This Agreement constitutes the entire
                    ----------------
agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

     SECTION 6.07   Counterparts.  This Agreement, including all agreements
                    ------------
executed and delivered hereunder, may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 6.08   Time.  Time is of the essence of this Agreement.
                    ----

     IN WITNESS WHEREOF, each of the Sellers and the Buyer has executed this Agreement or caused this Agreement to be executed on its behalf by its duly authorized representative, as of the day and year first above written.

                              SELLERS:

                              DOMINION CAPITAL FUND, LTD.

                              By:   (Name illegible)
                                 --------------------------------------------
                              Inter Caribbean Services (Bahamas) Ltd
                              Director

                              SOVEREIGN PARTNERS, LIMITED
                                PARTNERSHIP
                              By Southridge Capital Management LLC, GP

                              By:  /s/ Stephen Hicks
                                 -----------------------------------------
                                  Stephen Hicks, President

                              CANADIAN ADVANTAGE LIMITED
                               PARTNERSHIP


                              By: /s/ Mark Valentine
                                 -----------------------------------------
                              Mark Valentine, President, VMH Management,
                                    General Partner


                              BUYER:


                               /s/ Donald G. McLellan
                              --------------------------------------------
                              DONALD G. MCLELLAN, TRUSTEE


                              COMPANY:

                              VOXCOM HOLDINGS, INC.


                              By:    /s/ Donald G. McLellan
                                 -----------------------------------------
                                    Donald G. McLellan, President